UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TRIUMPH BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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April 27, 2018

***IMPORTANT REMINDER: PLEASE VOTE TODAY***

Dear Stockholder:

We previously mailed you information relating to the Annual Meeting of Stockholders of Triumph Bancorp, Inc. scheduled to be held on Thursday, May 10, 2018.

According to our latest records, we have not yet received your vote. The Annual Meeting is only a short time away and therefore, it is important that you sign and return the voting instruction form from your broker today. Only your active vote will ensure that your shares will be voted at the meeting in accordance with your recommendations.

Your vote is very important no matter how many shares you own!

You may view the meeting documents and vote online today by following the instructions on the voting instruction form from your broker. If you do not have your voting instruction form, please contact your broker to obtain a duplicate copy.

Please sign, date, and return the voting instruction form from your broker (or follow the telephone & internet instructions) today. In the event that more than one vote is received from you, only the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support!

Sincerely,

Aaron Graft,
Vice Chairman, President and CEO
Triumph Bancorp, Inc.

*** Please Vote Today***

triumphbancorp.com